AMENDED AGREEMENT AMONG INSUREDS

UNDER FIDELITY BOND

AGREEMENT made as of June 30, 2012, by and among the investment companies (which include all series thereof) listed on Schedule A (the "Funds") and the corporations (the "Service Providers") listed on Schedule A, being providers of services to the Funds, on the date hereof consisting of Aquila Investment Management LLC ("Aquila")and Aquila Distributors, Inc. (the Funds and Service Providers being referred to collectively as the "Parties" and separately as a "Party").

WHEREAS, the Parties are parties to an Agreement among Insureds dated as of May 9, 1994, as from time to time amended, and wish to enter into this Agreement to amend their prior agreement to provide for the changes that have occurred as to the insurance involved;

WHEREAS the Funds, their Trustees (the "Trustees") and officers and the Service Providers and their directors and officers were jointly insured under an Investment Company blanket Bond(the "Original Policy") issued by ICI Mutual Insurance Company (the "Insurer"), providing a $10 million ($10,000,000) limit of liability in the aggregate (subject to exclusions and deductibles) during the period [May 9, 1994 to May 9, 1995,]renewed for successive periods thereafter;

WHEREAS, the Original Policy has been amended and revised from time to time, including an amendment to provide for fidelity coverage for $8 million ($8,000,000) for the period July 31, 2012 through July 31, 2013,and is referred to herein as the "Policy";

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the Parties agree as follows:

1.  The premiums for the Policy shall be allocated among the Parties as shown on Schedule B hereto.  As the Policy is for a one-year term and is renewed annually, Schedule B and premium allocations shall be revised upon each renewal of the Policy for each additional term.  All costs and benefits of the Policy shall be allocated among the Parties as herein provided.  Notwithstanding anything herein to the contrary, the premium allocation to each Fund shall be determined, and revised as appropriate, in compliance with Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

2.           In the event that losses covered under the Policy ("Covered Losses") are suffered by one or more Parties that exceed in the aggregate the limit of liability of the Policy, the limit on the amount retained by each Party from its recovery shall be determined as follows:

a)           Base Coverage

i.  There shall be computed a benefit allocation for each Party (its "Base Coverage") determined by applying to the Policy's limit of liability the allocation percentage shown for that Party in Schedule B;

ii.  Each Party suffering a Covered Loss shall be entitled to a benefit of up to the amount of its Base Coverage.

b)           Proportional Allocation to Remaining Losses

i.  The amount of any benefit ("Remaining Coverage") remaining after application of Base Coverages to Covered Losses shall be allocated to those Covered Losses (the "Remaining Losses") remaining after application of Base Coverages.

ii. The Remaining Coverage retained by each Party shall be limited to the proportion of all Remaining Coverage which the amount of that party's Remaining Losses bears to the Remaining Losses of all Parties.

3.  The amount that a Party may recover shall be adjusted if necessary to reflect the fact that there is no priority in time of any claim or recovery.

4.  A newly created investment company (a "New Fund") having an administrator, investment adviser or sub-adviser that is, or is an "affiliated person" (as defined in the 1940 Act) of, a Service Provider may become a named Insured under and as defined in the Policy, and the Trustees and officers of the New Fund may become insureds, provided that the New Fund causes this Agreement to be signed on its behalf as of the date that it agrees to the terms and conditions of this Agreement; such New Fund shall be deemed to be added to Schedule A.  A party that is an affiliated person of, or an affiliated person of an affiliated person of, a Service Provider (a "New Service Provider") may become a named insured under the Policy, and its directors and officers may become Insureds, provided that the New Service Provider causes this Agreement to be signed on its behalf as of the date that it agrees to the terms and conditions of this Agreement; such New Service Provider shall thereupon be deemed to be added to Schedule A.  In any such event, a new Schedule B hereto, revised by Aquila to reflect changed allocations, shall be substituted for the then-current Schedule B.

5.  Aquila shall take all steps necessary or appropriate to maintain coverage under the Policy, including, without limitation, providing the Insurer with all notices necessary or appropriate under the Policy and maintaining or overseeing payment of premiums so that the Policy remains continuously in effect.

6.  Aquila shall provide the Trustees with copies of all notices under the Policy appropriate for informing the Trustees of coverage thereunder, including, without limitation:

a)	All notices to the Insurer concerning potential liability under the Policy;

b)	All notices to the Insurer concerning acquisitions, mergers and material changes; and

c)	All notices of the Insurer concerning cancellation or limitation of coverage under the Policy.

7.  Aquila shall, to the extent practicable, assure that all current or former Trustees or officers covered under the Policy shall have at least three months' notice of any policy amendment or replacement policy which reduces or restricts coverage of such persons under the Policy.  No notice need be given to former Trustees or officers who have not been Trustees or officers for at least six years.

8. Each of the Parties understands and agrees that the obligations of the Funds under this Agreement are not binding upon any shareholder or Trustee of any Fund, but bind only the Funds and their property.  Each of the Parties represents that it has notice of the provisions of the Declarations of Trust of the Funds that disclaim shareholder and Trustee liability for acts and obligations of the Funds.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date above written.

ATTEST:	AQUILA THREE PEAKS HIGH INCOME FUND

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	CAPITAL CASH MANAGEMENT TRUST

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	CHURCHILL CASH RESERVES TRUST

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	CHURCHILL TAX-FREE FUND OF KENTUCKY

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	HAWAIIAN TAX-FREE TRUST

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	NARRAGANSETT INSURED TAX-FREE INCOME FUND

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	TAX-FREE FUND OF COLORADO

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	TAX-FREE FUND FOR UTAH

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	TAX-FREE TRUST OF ARIZONA

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	TAX-FREE TRUST OF OREGON

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President & Secretary

ATTEST:	AQUILA MANAGEMENT CORPORATION

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President

ATTEST:	AQUILA INVESTMENT MANAGEMENT LLC

/s/ Pamela Rose	By /s/ Charles E. Childs, III
Charles E. Childs, III
Executive Vice President

ATTEST:	AQUILA DISTRIBUTORS, INC.

/s/ Pamela Rose	By /s/ Joseph P. DiMaggio
Joseph P. DiMaggio
Principal and Treasurer

AGREEMENT AMONG INSUREDS
UNDER FIDELITY BOND INSURANCE POLICY

SCHEDULE A

PARTIES

FUNDS

Aquila Three Peaks High Income Fund

Aquila Three Peaks Opportunity Growth Fund

Capital Cash Management Trust

Churchill Cash Reserves Trust

Churchill Tax-Free Fund of Kentucky

Hawaiian Tax-Free Trust

Narragansett Insured Tax-Free Income Fund

Tax-Free Fund of Colorado

Tax-Free Fund For Utah

Tax-Free Trust of Arizona

Tax-Free Trust of Oregon

SERVICE PROVIDERS

Aquila Investment Management LLC
(successor by assignment, effective January 1, 2004, to the business conducted by Aquila Management Corporation)

Aquila Management Corporation
(assignor of its business to Aquila Investment Management LLC, effective January 1, 2004)

Aquila Distributors, Inc.

AGREEMENT AMONG INSUREDS

UNDER FIDELITY BOND INSURANCE POLICY

SCHEDULE B

ALLOCATION AMONG PARTIES

$8,000,000 of coverage, with premiums allocated among the Parties as follows (70% of the premium to be allocated to the Funds based upon their respective net assets, and 30% of the premium to be allocated to the Service Providers as determined by Aquila, with allocation of recovery among the Service Providers being determined by Aquila):

Party	Percentage

Service Providers -- 30%

Aquila Investment Management LLC	27.00
Aquila Distributors, Inc.	3.00

Funds -- 70%

Aquila Three Peaks High Income Fund	7.51
Aquila Three Peaks Opportunity Growth Fund	0.41
Capital Cash Management Trust	0.00
Churchill Cash Reserves Trust	0.00
Churchill Tax-Free Fund of Kentucky	5.46
Hawaiian Tax-Free Trust	18.53
Narragansett Insured Tax-Free Income Fund	5.24
Tax-Free Fund For Utah	8.98
Tax-Free Fund of Colorado	6.38
Tax-Free Trust of Arizona	6.52
Tax-Free Trust of Oregon	10.97

Date of Schedule: June 30, 2012
based on assets as of June 30, 2012